Exhibit 99.1

Altra Reports Fourth Quarter 2021 Results

Announced Acquisition of Nook Industries and Agreement to Divest JVS

Strong Demand Continues Across Nearly All End Markets Resulting in Record Sales for the Year

November 2021 $1.4 Billion Refinancing Supports Further Inorganic Growth

Provides 2022 Guidance

BRAINTREE, Mass., February 16, 2022 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the fourth quarter ended December 31, 2021.

Q4 2021 Financial Highlights

	Q4 2021	Q4 2020	YOY Change
Net sales	$469.8M	$453.2M	3.7%

•  Q4 2021 Organic Sales Growth was 4.1% for the combined business compared with the fourth quarter of 2020.*

•  Q4 2021 Power Transmission Technologies (PTT) segment Organic Sales were up 13.0%; Automation & Specialty (A&S) segment Organic Sales were down 3.6% compared with the prior year.*

•  Q4 2021 North America Organic Sales up 12.4%, Europe up 10.6% and Asia-Pacific/Rest of World down 20.2% compared with the prior year.*

GAAP Net Income (Loss)	($87.7M)	$31.2M	(381.1%)
Non-GAAP Net Income*	$43.4M	$49.6M	(12.5%)
Earnings (Loss) per diluted share	($1.35)	$0.48	(381.3%)
Non-GAAP Earnings per diluted share*	$0.67	$0.76	(11.8%)
Non-GAAP Adjusted EBITDA*	$87.2M	$96.1M	(9.3%)
Non-GAAP Adjusted EBITDA Margin*	18.6%	21.2%	(260 bps)
Operating Income (Loss) Margin	(20.2%)	12.8%	(3,300 bps)
Non-GAAP Operating Income Margin*	14.4%	17.2%	(280 bps)
Cash Flow from Operations	$46.9M	$100.7M	(53.4%)
Non-GAAP Free Cash Flow*	$31.9M	$91.3M	(65.1%)
Quarter-End Leverage (Net Debt to Non-GAAP Adjusted EBITDA on unaudited proforma basis*)	3.0X	3.2X

Management Comments

“We delivered strong results in 2021 highlighted by broad-based demand trends, record backlog and an exceptional effort by the Altra team to manage through a challenging backdrop, including the ongoing supply chain constraints, inflation pressures, and continued impact of COVID-19,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer. “We reduced our debt by $155 million during the year, exceeding our target. Our leverage ratio now stands at just under 3.0x, including our acquisition of Nook Industries, which closed in December. The pending sale of the Jacobs Vehicle Systems ("JVS") business along with our November refinancing reduces our future interest cost and positions us well for M&A activities.

“We began the 2022 fiscal year with two significant portfolio announcements that advance our strategy to focus our business on highly engineered products in the motion control and power transmission markets,” continued Christenson. “We are very excited about our recent acquisition of Nook Industries, as it expands Altra's presence in attractive medical, factory automation and defense markets and offers several attractive cross-selling opportunities. Our agreement to divest JVS aligns with our strategic focus on highly engineered products in the motion control and power transmission markets, and will provide more strategically aligned ownership for the JVS product portfolio and team.

“Fourth-quarter Organic Sales were up over four percent, reflecting continuing strong demand and contribution from price. During the quarter, we experienced supply chain pressures, labor shortages, macro-headwinds in China as well as a very difficult comparison with prior-year sales of COVID-19 related medical products. Despite these challenges, the Altra team did an excellent job delivering on the factors in our control and as a result we ended the quarter with a book-to-bill ratio of 111% and very strong backlog levels, which bodes very well for our sales prospects for 2022.”

Business Outlook

“We expect continued strength across most of our markets and are confident about our prospects in 2022,” added Christenson. “We are entering the year with record backlog levels and several pricing initiatives in place that are expected to flow through to the bottom line in the coming quarters. Additionally, we expect our Organic Sales Growth to be in the range of 5% to 7%. However, we anticipate the first half of 2022 will be constrained by headwinds from inflation, labor availability and supply chain challenges. We are encouraged that we have had opportunities to gain share and are confident in our ability to continue to benefit from our strong customer relationships and disciplined supply chain management. At the same time, we are focused on leveraging the Altra Business System to drive organic growth initiatives, to integrate the Nook Industries business, and to execute on our strategy to position Altra as a resilient premier industrial company for the long-term.”

Altra is providing the following guidance for the full year 2022. The Company’s guidance includes the JVS business. The Company intends to update guidance upon closing of the JVS transaction, which is expected to be completed in 2022.

Altra is providing guidance for the full year 2022 as follows:

•
Full-year 2022 sales in the range of $2,025 million to $2,065 million
•
GAAP diluted EPS in the range of $2.84 to $2.92
•
Non-GAAP diluted EPS in the range of $3.55 to $3.70*
•
Non-GAAP adjusted EBITDA in the range of $410.0 million to $425.0 million*

•
Tax rate for the full year of approximately 21.0% to 23.0% before discrete items
•
Capital expenditures in the range of $45 million to $50 million
•
Depreciation and amortization in the range of $100.0 million to $110.0 million
•
Non-GAAP free cash flow in the range of $200.0 million to $225.0 million*

*Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income/(loss)	$(87.7)	$31.2	$27.7	$(25.5)

Restructuring and consolidation costs	0.6	1.9	3.0	7.4
Acquisition related stock compensation expense	0.2	0.4	0.9	1.8
Acceleration of stock compensation expense upon retirement	1.3	—	1.3	—
Acquisition related amortization expense	17.5	17.5	70.4	69.8
Automation and Specialty acquisition purchase price adjustment	—	—	—	(0.8)
Non-cash amortization of interest rate swap settlement fee	16.7	3.4	25.7	9.0
Loss on extinguishment of debt	15.4	—	15.4	—
Impairment of intangible assets - trademarks	—	—	—	8.4
Cross currency interest rate swap settlement fee	—	—	—	0.9
Acquisition related expenses	0.8	—	1.5	—
Tax impact of above adjustments	(11.3)	(4.8)	(25.1)	(20.4)
2019 tax benefit due to income tax rate change	—	—	—	(2.8)
Valuation allowance for stock compensation deferred tax asset	1.4	—	1.4	—
Impairment charges	142.4	—	142.4	139.1
Tax benefit due to asset held for sale impairment charge	(53.9)	—	(53.9)	—
Non-GAAP net income*	$43.4	$49.6	$210.7	$186.9
Non-GAAP diluted earnings per share*	$0.67	$0.76	$3.22	$2.88

*Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net cash flows provided by operating activities	$46.9	$100.7	$217.0	$262.5
Purchase of property, plant and equipment	(15.0)	(9.4)	(40.6)	(33.7)
Non-GAAP free cash flow*	31.9	91.3	176.4	228.8
Payment for interest rate swap settlement	—	—	—	34.7
Non-GAAP adjusted free cash flow*	$31.9	$91.3	$176.4	$263.5

*Reconciliation of Net Debt:

	Amounts in millions
	Years Ended December 31,
	2021	2020
Total gross debt	$1,414.3	$1,443.2
Cash	(246.1)	(254.4)
Net debt	$1,168.2	$1,188.8

*Reconciliation of Organic Sales and Organic Sales Growth:

	Quarter Ended December 31, 2021		Quarter Ended December 31, 2021
Net sales	$469.8	Net sales growth	3.7%
Foreign currency translation	(1.8)	Foreign currency translation	(0.4%)
Organic Sales*	$471.6	Organic Sales Growth*	4.1%

*Reconciliation of Non-GAAP Income from Operations:

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Income (loss) from operations	$(95.0)	$58.0	$97.4	$77.5
Income (loss) from operations as a percent of net sales	-20.2%	12.8%	5.1%	4.5%
Restructuring and consolidation costs	0.6	1.9	3.0	7.4
Acquisition related stock compensation expense	0.2	0.4	0.9	1.8
Acceleration of stock compensation expense upon retirement	1.3	—	1.3	—
Acquisition related amortization expense	17.5	17.5	70.4	69.8
Impairment charges	142.4	—	142.4	147.5
Acquisition related expenses	0.8	—	1.5	—
Non-GAAP income from operations*	$67.8	$77.8	316.9	$304.0
Non-GAAP Income from operations as a percent of net sales	14.4%	17.2%	16.7%	17.6%

*Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Income Margin:

Selected Statement of Income Data
	Quarter Ended December 31, 2021			Quarter Ended December 31, 2020
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$469.8	$—	$469.8	$453.2	$—	$453.2
Cost of sales	311.9	—	311.9	291.3	—	291.3
Gross profit	157.9	—	157.9	161.9	—	161.9
Operating Expenses
Selling, general & administrative expenses	93.5	19.8	73.7	86.8	17.9	68.9
Impairment charges	142.4	142.4	—	—	—	—
Research and development expenses	16.4	—	16.4	15.2	—	15.2
Restructuring and consolidation costs	0.6	0.6	—	1.9	1.9	—
Income from Operations	$(95.0)	$162.8	$67.8	$58.0	$19.8	$77.8
GAAP and Non-GAAP Income from operations as a percent of net sales	-20.2%		14.4%	12.8%		17.2%

	Year to Date Ended December 31, 2021			Year to Date Ended December 31, 2020
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$1,899.8	$—	$1,899.8	$1,726.0	$—	$1,726.0
Cost of sales	1,224.4	—	1,224.4	1,103.6	—	1,103.6
Gross profit	675.4	—	675.4	622.4	—	622.4
Operating Expenses
Selling, general & administrative expenses	368.7	74.1	294.6	332.2	71.6	260.6
Impairment charges	142.4	142.4	—	147.5	147.5	—
Research and development expenses	63.9	—	63.9	57.8	—	57.8
Restructuring and consolidation costs	3.0	3.0	—	7.4	7.4	—
Income from Operations	$97.4	$219.5	$316.9	$77.5	$226.5	$304.0
GAAP and Non-GAAP Income from operations as a percent of net sales	5.1%		16.7%	4.5%		17.6%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income/(loss)	$(87.7)	$31.2	$27.7	$(25.5)

Loss on foreign currency and other, net	1.9	2.9	1.2	1.7
Impairment charges	142.4	—	142.4	147.5
Automation and Specialty acquisition purchase price adjustment	—	—	—	(0.8)
Tax expense	(50.5)	8.3	(19.9)	29.5
Interest expense	45.0	17.9	94.5	72.1
Depreciation expense	12.5	13.6	51.9	57.8
Acquisition related amortization expense	17.5	17.5	70.4	69.8
Acquisition related expenses	0.8	—	1.5	—
Stock compensation expense	4.7	2.8	15.7	13.1
Restructuring and consolidation expense	0.6	1.9	3.0	7.4
Non-GAAP adjusted EBITDA	$87.2	$96.1	$388.4	$372.6
Non-GAAP adjusted EBITDA as a percent of net sales	18.6%	21.2%	20.4%	21.6%

*Reconciliation of 2022 Non-GAAP Net Income Guidance and Non-GAAP Diluted EPS Guidance:

	Fiscal Year 2022	Fiscal Year 2022 Diluted EPS
Net income per share diluted	$186.0 - $191.2	$2.84 - $2.92
Restructuring and consolidation costs	2.0 - 3.0
Amortization of inventory fair value adjustment	2.3 - 2.3
Acquisition related amortization expense	55.0 - 60.0
Tax impact of above adjustments(1)(2)**	(13.0) - (14.4)
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance	$232.3 - $242.1	$3.55 - $3.70
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.0% - 23.0% by the above items

*Reconciliation of 2022 Non-GAAP Adjusted EBITDA Guidance:

Fiscal Year 2022
Net income	$186.0 - $191.2
Interest expense	52.0 - 55.0
Tax expense	55.5 - 50.8
Depreciation expense	45.0 - 50.0
Acquisition related amortization expense	55.0 - 60.0
Stock based compensation	14.5 - 15.0
Restructuring and consolidation costs	2.0 - 3.0
Non-GAAP adjusted EBITDA Guidance	$410.0 - $425.0

*Reconciliation of 2022 Non-GAAP Free Cash Flow Guidance:

Fiscal Year 2022
Net cash flows from operating activities	$245.0 - $275.0
Purchase of property, plant and equipment	(45.0) - (50.0)
Non-GAAP Free Cash Flow *	$200.0 - $225.0

Conference Call

The company will conduct an investor conference call to discuss its unaudited fourth quarter financial results on Wednesday, February 16, 2022 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (844) 200-6205 domestically or (929) 526-1599 for international access and asking to participate in the ALTRA conference call (Event Access Code: 037780). A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on Wednesday, February 16, 2022 through midnight on March 2, 2022. To listen to the replay, dial (866) 813-9403 domestically or +44 (204) 525-0658 for international access (Conference ID: 858075). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial global manufacturer and supplier of highly engineered motion control, automation, power transmission, and engine braking systems and components. Altra's portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has over 9,000 employees and 48 production facilities in 16 countries around the world.

Consolidated Balance Sheets	Years Ended December 31,
In Millions of Dollars	2021	2020
Assets:	(Unaudited)
Current Assets
Cash and cash equivalents	$246.1	$254.4
Trade receivables, net	224.5	240.8
Inventories	267.8	210.4
Income tax receivable	11.7	6.9
Assets held for sale	377.3	-
Prepaid expenses and other current assets	40.4	35.7
Total current assets	1,167.8	748.2
Property, plant and equipment, net	275.8	344.2
Intangible assets, net	1,057.2	1,459.6
Goodwill	1,564.0	1,596.0
Deferred income taxes	2.3	4.9
Other non-current assets, net	13.5	14.2
Operating lease right of use assets	50.0	41.0
Total assets	$4,130.6	$4,208.1

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$173.3	$163.6
Accrued payroll	81.8	76.2
Accruals and other current liabilities	77.0	73.0
Income tax payable	6.0	17.9
Current portion of long-term debt	11.1	16.6
Liabilities held for sale	53.0	-
Operating lease liabilities	14.3	13.3
Total current liabilities	416.5	360.6
Long-term debt, less current portion and net of unaccreted discount	1,401.0	1,408.1
Deferred income taxes	250.5	359.6
Pension liabilities	29.9	35.4
Long-term taxes payable	2.7	3.6
Other long-term liabilities	7.3	14.3
Operating lease liabilities, net of current portion	37.6	29.8
Total stockholders' equity	1,985.1	1,996.7
Total liabilities, and stockholders' equity	$4,130.6	$4,208.1

Reconciliation to operating working capital:
Trade receivables, net	224.5	240.8
Inventories	267.8	210.4
Accounts payable	(173.3)	(163.6)
Non-GAAP operating working capital*	$319.0	$287.6

Consolidated Statements of Income Data:	Quarter Ended December 31,				Year Ended December 31,
In Millions of Dollars, except per share amounts	2021		2020		2021		2020
	(Unaudited)				(Unaudited)
Net sales	$469.8		$453.2		$1,899.8		$1,726.0
Cost of sales	311.9		291.3		1,224.4		1,103.6
Gross profit	157.9		161.9		675.4		622.4
Gross profit as a percent of net sales	33.6%		35.7%		35.6%		36.1%
Selling, general & administrative expenses	93.5		86.8		368.7		332.2
Impairment charges	142.4		—		142.4		147.5
Research and development expenses	16.4		15.2		63.9		57.8
Restructuring and consolidation costs	0.6		1.9		3.0		7.4
Income (loss) from operations	(95.0)		58.0		97.4		77.5
Income (loss) from operations as a percent of net sales	-20.2%		12.8%		5.1%		4.5%
Interest expense, net	45.0		17.9		94.5		72.1
Other non-operating expense (income), net	(1.8)		0.6		(4.9)		1.4
Income (loss) before income taxes	(138.2)		39.5		7.8		4.0
(Benefit)/Provision for income taxes	(50.5)		8.3		(19.9)		29.5
Income tax rate	36.5%		21.0%		-255.1%		737.5%
Net income/(loss)	$(87.7)		$31.2		$27.7		$(25.5)

Weighted Average common shares outstanding:
Basic	64.9		64.7		64.8		64.6
Diluted	64.9		65.2		65.4		64.6
Net income/(loss) per share:
Basic	$(1.35)		0.48		$0.43		$(0.39)
Diluted	$(1.35)		0.48		$0.42		$(0.39)

Reconciliation of Non-GAAP Income (Loss) From Operations:
Income (loss) from operations	$(95.0)		$58.0		$97.4		$77.5
Restructuring and consolidation costs	0.6		1.9		3.0		7.4
Acquisition related stock compensation expense	0.2		0.4		0.9		1.8
Acceleration of stock compensation expense upon retirement	1.3		—		1.3		—
Acquisition related amortization expense	17.5		17.5		70.4		69.8
Impairment charges	142.4		—		142.4		147.5
Acquisition related expenses	0.8		—		1.5		—
Non-GAAP income from operations *	$67.8		$77.8		$316.9		$304.0
Non-GAAP Income from operations as a percent of net sales	14.4%		17.2%		16.7%		17.6%
Reconciliation of Non-GAAP Net Income:
Net income (loss)	$(87.7)		$31.2		$27.7		$(25.5)
Restructuring and consolidation costs	0.6		1.9		3.0		7.4
Acquisition related stock compensation expense	0.2		0.4		0.9		1.8
Acceleration of stock compensation expense upon retirement	1.3		—		1.3		—
Acquisition related amortization expense	17.5		17.5		70.4		69.8
Automation and Specialty acquisition purchase price adjustment	—		—		—		(0.8)
Non-cash amortization of interest rate swap settlement fee	16.7		3.4		25.7		9.0
Loss on extinguishment of debt	15.4		—		15.4		—
Impairment of intangible assets - trademarks	—		—		—		8.4
Cross currency interest rate swap settlement fee	—		—		—		0.9
Acquisition related expenses	0.8		—		1.5		—
Tax impact of above adjustments	(11.3)	(1)	(4.8)	(2)	(25.1)	(3)	(20.4)	(4)
2019 tax benefit due to income tax rate change	—		—		—		(2.8)
Valuation allowance for stock compensation deferred tax asset	1.4		—		1.4		—
Impairment charges	142.4		—		142.4		139.1
Tax benefit due to asset held for sale impairment charge	(53.9)		—		(53.9)		—
Non-GAAP net income *	$43.4		$49.6		$210.7		$186.9
Non-GAAP diluted earnings per share *	$0.67		$0.76		$3.22		$2.88

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.5% by the above items.
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 20.7% by the above items.
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.2% by the above items.

(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.1% by the above items.

	Years Ended December 31,
	2021	2020
Cash flows from operating activities	(Unaudited)
Net income/(loss)	$27.7	$(25.5)
Adjustments to reconcile net income to net cash flows:
Depreciation	51.9	57.8
Amortization of intangible assets	70.4	69.8
Amortization of deferred financing costs	4.0	4.6
Loss on foreign currency, net	1.5	1.2
Accretion of debt discount	0.4	0.5
Non-cash amortization of interest rate swap expense	25.7	9.0
Impairment charges	142.4	147.5
Payment for interest rate swap settlement	—	(34.7)
(Gain) Loss on disposals and other	(0.3)	0.7
Loss on extinguishment of debt	15.4	—
Benefit for deferred taxes	(82.1)	(28.3)
Stock based compensation	15.7	13.2
Changes in assets and liabilities, net of assets acquired:
Trade receivables	4.4	10.6
Inventories	(67.4)	19.0
Accounts payable and accrued liabilities	37.0	18.8
Other current assets and liabilities	(22.4)	(4.5)
Other operating assets and liabilities	(7.3)	2.8
Net cash provided by operating activities	$217.0	$262.5
Cash flows from investing activities
Purchase of property, plant and equipment	(40.6)	(33.7)
Proceeds from sale of property	2.2	—
Proceeds from cross currency interest rate swap settlement	—	56.2
Investment in MTEK Industry AB	—	(5.0)
Acquisition of Nook Industries, net of cash acquired	(125.2)	—
A&S Business acquisition purchase price adjustment	—	(1.9)
Net cash provided by (used in) investing activities	$(163.6)	$15.6
Cash flows from financing activities
Payments of debt issuance costs	(3.7)	—
Payments on Term Loan B Facility	(1,030.0)	(160.0)
Payments on Revolving Credit Facility	(5.0)	(100.0)
Borrowing under Term Loan A Facility	400.0	—
Borrowing under Revolving Credit Facility	610.0	100.0
Dividend payments	(18.3)	(27.8)
Payments of equipment, working capital notes, mortgages and other debt	(5.9)	(1.5)
Proceeds from equipment, working capital notes, mortgages and other debt	3.7	—
Shares surrendered for tax withholding	(5.5)	(3.9)
Proceeds from issuance of common stock upon exercise of options	2.2	—
Net cash used in financing activities	$(52.5)	$(193.2)
Effect of exchange rate changes on cash and cash equivalents	(9.2)	2.2
Net change in cash and cash equivalents	(8.3)	87.1
Cash and cash equivalents at beginning of year	254.4	167.3
Cash and cash equivalents at end of period	$246.1	$254.4

Reconciliation to free cash flow:
Net cash flows from operating activities	217.0	262.5
Purchase of property, plant and equipment	(40.6)	(33.7)
Non-GAAP free cash flow *	176.4	228.8
Payment for interest rate swap settlement	—	34.7
Non-GAAP adjusted Free cash flow *	$176.4	$263.5

Selected Segment Data	Quarter Ended December 31,		Year Ended December 31,
In Millions of Dollars, except per share amount	2021	2020	2021	2020
Net Sales:
Power Transmission Technologies	$233.7	$207.9	$924.8	$818.6
Automation & Specialty	237.1	246.6	979.0	911.8
Inter-segment eliminations	(1.0)	(1.3)	(4.0)	(4.4)
Total	$469.8	$453.2	$1,899.8	$1,726.0

Income (Loss) from operations:
Power Transmission Technologies	$30.7	$24.5	$128.6	$97.5
Automation & Specialty	(117.7)	$37.6	(8.3)	(10.4)
Corporate	(7.4)	$(2.2)	(19.9)	(2.2)
Restructuring and consolidation costs	(0.6)	$(1.9)	(3.0)	(7.4)
Total	$(95.0)	$58.0	$97.4	$77.5

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
(In Millions of Dollars	Quarter Ended December 31, 2021				Year to Date Ended December 31, 2021
	Power Transmission Technologies	Automation and Specialty	Corporate	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income (loss) from operations:
Income (loss) from operations	$30.3	$(117.9)	$(7.4)	$(95.0)	$126.8	$(9.5)	$(19.9)	$97.4
Restructuring and consolidation costs	0.4	0.2	—	0.6	1.8	1.2	—	3.0
Acquisition related stock compensation expense	—	—	0.2	0.2	—	—	0.9	0.9
Acceleration of stock compensation expense upon retirement	—	—	1.3	1.3	—	—	1.3	1.3
Acquisition related amortization expense	2.1	15.4	—	17.5	8.5	61.9	—	70.4
Impairment charges	—	142.4	—	142.4	—	142.4	—	142.4
Acquisition related expenses	—	—	0.8	0.8	—	—	1.5	1.5
Total Non-GAAP Income from operations	$32.8	$40.1	$(5.1)	$67.8	$137.1	$196.0	$(16.2)	$316.9
Non-GAAP Income from operations as a percentage of Segment net sales*	14.0%	16.9%		14.4%	14.8%	20.0%		16.7%

Selected Segment Data
(In Millions of Dollars	Quarter Ended December 31, 2020				Year to Date Ended December 31, 2020
	Power Transmission Technologies	Automation and Specialty	Corporate	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income from operations:
Income from operations	$23.0	$37.2	$(2.2)	$58.0	$92.9	$(13.2)	$(2.2)	$77.5
Restructuring and consolidation costs	1.5	0.4	—	1.9	4.6	2.8	—	7.4
Acquisition related stock compensation expense	—	—	0.4	0.4	—	—	1.8	1.8
Acquisition related amortization expense	2.1	15.4	—	17.5	8.7	61.1	—	69.8
Impairment of goodwill and intangible asset	—	—	—	—	—	147.5	—	147.5
Total Non-GAAP Income from operations	$26.6	$53.0	$(1.8)	$77.8	$106.2	$198.2	$(0.4)	$304.0

Non-GAAP Income from operations as a percentage of Segment net sales*	12.8%	21.5%	17.2%	13.0%	21.7%	17.6%

*Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales and Organic Sales Growth

Organic Sales in this release are net sales excluding the impact of foreign currency translation. Organic Sales can be expressed as a dollar amount or a percentage rate when describing Organic Sales Growth.

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, Non-GAAP Operating Income Margin, and Non-GAAP Diluted EPS Guidance

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, and Non-GAAP Diluted Earnings Per Share Guidance exclude acquisition related amortization expense, acquisition related expense, acquisition related stock compensation expense, restructuring and consolidation costs, non-cash amortization of interest rate swap expense and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP Diluted Earnings Per Share is calculated by dividing Non-GAAP Net Income by GAAP weighted average shares outstanding (diluted). Non-GAAP Operating Income Margin is calculated by dividing Non-GAAP Income From Operations by GAAP Net Sales.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA represents earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA Margin

Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free Cash Flow

Non-GAAP Free Cash Flow is calculated by deducting purchases of property, plant and equipment.

Non-GAAP Adjusted Free Cash Flow

Non-GAAP Adjusted Free Cash Flow is calculated by adding back the payment for the interest rate swap settlement to Non-GAAP Free Cash Flow.

Non-GAAP Operating Working Capital

Non-GAAP Operating Working Capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net Debt is calculated by subtracting cash and cash equivalents from total gross debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” "will,” “guidance,” “outlook,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under the “Business Outlook” section and statements related to management's expectations regarding (a) regarding the anticipated sale of the JVS business, including expectations to update guidance upon closing the JVS transaction and expectations to close the sale of the JVS business in 2022, (b) the Company’s ability to advance its strategy to focus its business on highly engineered products in the motion control and power transmission markets, (c) the expected benefits and integration of the acquisition of Nook Industries, (d) the Company’s ability to convert backlog into future sales, (e) the Company’s expectations for continued strength across end markets, (f) the Company’s ability to execute on pricing initiatives, (g) the Company’s expectations for Organic Sales Growth, (h) regarding leveraging the Altra Business System to drive organic growth initiatives, (i) the Company's ability to overcome headwinds due to inflation, labor availability and supply chain, (j) the Company’s ability to gain share, (k) the Company’s expectations for the upcoming quarters and fiscal year and (l) the Company’s position as a resilient premier industrial company for the long-term.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain including the impact of the global semiconductor chip shortage, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues involving the Company’s facilities or the Company’s customers, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) impairment or reduction of goodwill or intangible assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing Altra’s $400 million aggregate principal amount of 6.125% senior notes due 2026 and Altra’s revolving credit facility and term loan facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with enhancements to our enterprise resource planning system, (23) risks associated with the Nook Industries and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) disruption of our supply chain, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) exposure to United Kingdom political developments, including the effect of its withdrawal from the European Union, and the uncertainty surrounding the effect of Brexit and related negative developments in the European Union and elsewhere, (33) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (34) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, (35) the scope and duration of the COVID-19 global pandemic and its impact on global economic systems and our employees, sites, operations, customers and supply chain, including the impact of the pandemic on manufacturing and supply capabilities throughout the world, (36) adverse conditions in the credit and capital markets limiting or preventing the Company’s and its customers’ and suppliers’ ability to borrow or raise capital, (37) the Company’s ability to invest in new technologies and manufacturing techniques and to develop or adapt to changing technology and manufacturing techniques, (38) defects, quality issues, inadequate disclosure or misuse with respect to our products and capabilities, (39) changes in labor or employment laws, (40) the Company’s ability to recruit, retain and motivate key sales, marketing or engineering personnel, (41) unplanned repairs or equipment outages, (42) changes in the Company’s tax rates, or exposure to additional income tax liabilities or assessments, as well as audits by tax authorities, (43) the risks associated with the Company’s ability to successfully divest or otherwise dispose of businesses, including the JVS business, that are deemed not to fit with our strategic plan or are not achieving the desired return on investment and (44) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Investor Relations

781-917-0600

Email: ir@altramotion.com